Exhibit 99.1

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
On August 29, 2014, Linn Energy, LLC (“LINN Energy” or the “Company”), through a variable interest entity (“VIE”) (see below), completed the acquisition of certain oil and natural gas properties located in five operating regions in the U.S. from subsidiaries of Devon Energy Corporation (“Devon” and the acquisition, the “Devon Assets Acquisition”) for total consideration of approximately $2.2 billion. The acquisition was initially financed with $2.3 billion of interim financing.
The Devon Assets Acquisition was structured as a reverse like-kind exchange pursuant to Section 1031 of the Internal Revenue Code, as amended (“Reverse 1031 Exchange”). In connection with the Reverse 1031 Exchange, LINN Energy, through a subsidiary, assigned the rights to acquire legal title to the oil and natural gas properties from Devon to a VIE formed by an exchange accommodation titleholder. A subsidiary of LINN Energy operates the properties pursuant to a management agreement with the VIE. Because LINN Energy is the primary beneficiary of the VIE, the VIE is included in the following unaudited pro forma condensed combined statement of operations. No consideration has been given to any future sale of assets anticipated to be included in a like-kind exchange.
The unaudited pro forma condensed combined statement of operations gives effect to the Devon Assets Acquisition as if it had been completed as of January 1, 2014.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices.
The unaudited pro forma condensed combined statement of operations has been prepared for informational purposes only and does not purport to represent what the actual results of operations of LINN Energy would have been had the acquisition been completed as of the date assumed, nor is this information necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed combined statement of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto, previously filed by LINN Energy with the Securities and Exchange Commission (“SEC”).

Exhibit 99.1

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2014

	LINN Energy Historical	Devon Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$2,844,185	$352,139	$—		$3,196,324
Losses on oil and natural gas derivatives	(198,579)	—	—		(198,579)
Marketing revenues	100,655	—	—		100,655
Other revenues	19,392	—	—		19,392
	2,765,653	352,139	—		3,117,792
Expenses:
Lease operating expenses	570,564	91,884	—		662,448
Transportation expenses	143,896	—	—		143,896
Marketing expenses	75,920	—	—		75,920
General and administrative expenses	221,518	—	(5,486)	(a)	216,032
Exploration costs	10,492	—	—		10,492
Depreciation, depletion and amortization	832,523	—	101,348	(b)	937,745
			3,874	(c)
Impairment of long-lived assets	603,250	—	—		603,250
Taxes, other than income taxes	201,014	29,280	—		230,294
Losses on sale of assets and other, net	(27,750)	—	—		(27,750)
	2,631,427	121,164	99,736		2,852,327
Other income and (expenses):
Interest expense, net of amounts capitalized	(422,160)	—	(74,635)	(d)	(513,250)
			(16,455)	(e)
Loss on extinguishment of debt	—	—	—		—
Other, net	(6,699)	—	—		(6,699)
	(428,859)	—	(91,090)		(519,949)
Income (loss) before income taxes	(294,633)	230,975	(190,826)		(254,484)
Income tax expense	2,674	—	—	(f)	2,674
Net income (loss)	$(297,307)	$230,975	$(190,826)		$(257,158)

Net loss per unit:
Basic	$(0.92)				$(0.80)
Diluted	$(0.92)				$(0.80)
Weighted average units outstanding:
Basic	328,783				328,783
Diluted	328,783				328,783

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•	the historical statements of revenues and direct operating expenses of the properties acquired in the Devon Assets Acquisition.
The unaudited pro forma condensed combined statement of operations gives effect to the Devon Assets Acquisition as if it had been completed as of January 1, 2014. The acquisition and the related adjustments are described in the accompanying notes. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined statement of operations has been prepared for informational purposes only and does not purport to represent what the actual results of operations of LINN Energy would have been had the acquisition been completed as of the date assumed, nor is this information necessarily indicative of future consolidated results of operations. In addition, future results may vary significantly from those reflected in such statement due to factors described in “Risk Factors” included in LINN Energy’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent updates included in the Company’s Quarterly Reports on Form 10-Q and elsewhere in the Company’s reports and filings with the SEC.
The unaudited pro forma condensed combined statement of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto, previously filed by LINN Energy with the SEC.
Note 2 – Consolidation of Variable Interest Entity
The Devon Assets Acquisition was structured as a reverse like-kind exchange pursuant to Section 1031 of the Internal Revenue Code, as amended (“Reverse 1031 Exchange”). In connection with the Reverse 1031 Exchange, LINN Energy, through a subsidiary, assigned the rights to acquire legal title to the oil and natural gas properties from Devon to a VIE formed by an exchange accommodation titleholder. A subsidiary of LINN Energy operates the properties pursuant to a management agreement with the VIE. Because LINN Energy is the primary beneficiary of the VIE, the VIE is included in the unaudited pro forma condensed combined statement of operations.
On August 29, 2014, the Company obtained a $1.0 billion unsecured bridge loan and advanced the net proceeds of which to the VIE to partially fund the Devon Assets Acquisition in return for an advance term note. The remaining incremental debt of $1.3 billion incurred to fund the purchase price of the Devon Assets Acquisition consisted of a senior secured term loan obtained by the VIE on August 29, 2014.
Note 3 – Acquisition Date
The results of operations of the Devon Assets Acquisition have been included in the historical financial statements of the Company since the acquisition date. The Devon Assets Acquisition was completed on August 29, 2014, for total consideration of approximately $2.2 billion.
Note 4 – Pro Forma Adjustments

(a)
Reflects acquisition-related transaction costs of approximately $5 million related to the Devon Assets Acquisition included in the historical statement of operations for the nine months ended September 30, 2014. The transaction costs are excluded from the pro forma statement of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS – Continued

(b)
Reflects incremental depreciation, depletion and amortization expense of approximately $101 million for the period from January 1, 2014, through August 29, 2014, using the units-of-production method, related to oil and natural gas properties acquired and using an estimated useful life of 10 years for other property and equipment.

(c)	Reflects accretion expense related to asset retirement obligations on oil and natural gas properties acquired of approximately $4 million for the period from January 1, 2014 through August 29, 2014.

(d)
Reflects an increase in interest expense of approximately $75 million for the period from January 1, 2014 through August 29, 2014, related to incremental debt of $2.3 billion incurred to fund the purchase price of the Devon Assets Acquisition; the assumed weighted average interest rate was approximately 6.69% for the $1.0 billion unsecured bridge loan and approximately 3.47% for the $1.3 billion senior secured term loan.

A 1/8 percentage change in the assumed interest rates of the unsecured bridge loan and senior secured term loan used to fund the Devon Assets Acquisition would result in an adjustment to pro forma net income of approximately $2 million for the nine months ended September 30, 2014.

(e)
Reflects incremental amortization of deferred financing fees of approximately $16 million for the period from January 1, 2014, through August 29, 2014, associated with debt incurred to fund the purchase price of the Devon Assets Acquisition.

(f)
The Company is treated as a partnership for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statement of operations.

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